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                                                                EXHIBIT 23.2





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (1) Registration Statement No. 33-55014, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Form S-8/S-3, and Post-Effective Amendment No. 6 to Registration Statement No. 2-85579 on Form S-8/S-3, and (2) Registration Statement No. 33-33621 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8 of our report dated March 10, 1995, with respect to the financial statements included in the Annual Report on Form 11-K of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees for the year ended December 31, 1994.


                                                         /s/  ERNST & YOUNG LLP

Reading, Pennsylvania
March 24, 1995